UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2008

Dear Fellow Shareholder:

At the upcoming Annual Meeting of Phoenix shareholders on May 2, you have an important choice to make. Your Board of Directors urges you to vote FOR continued growth and FOR increased shareholder value by voting FOR your Board of Directors’ nominees on the enclosed BLUE card.

We believe Oliver Press has tried to capture your vote by selectively displaying data, taking credit for work under way, and providing generalized ideas that we find lacking in either specifics or practical application to the way the insurance business really operates. We urge you to consider the facts.

Phoenix’s Board Has:

✓	Generated 17 percent compound annual growth in earnings per share since 2003

✓	Delivered record net income and operating income in 2007

✓	Raised return on equity from negative 2.9 percent in 2002 to positive 5.6 percent in 2007, and set a clear plan aimed at achieving a return on equity of 10 percent by 2010

✓	Taken steps to spin off the Asset Management business

✓

Strengthened the company, which the rating agency, Standard & Poor’s, just described as having an “improving competitive position in the high-net-worth market, very strong operating company capital adequacy, strong liquidity, and improving operating performance.”

✓	Achieved 63 percent stock price appreciation from the start of our turnaround in 2003 through April 8 of this year, versus 55 percent for the broader market and 26 percent for our industry

What Has Oliver Press Partners Done?

x	Stated what we believe to be the obvious – that more work needs to be done to improve return on equity – without acknowledging the substantial improvements to date or offering any new, constructive ideas

x	Tried to take credit for a transaction – the planned spin-off of our Asset Management business – that was already well under way

x	Proposed “aggressive” cost cuts we believe would disrupt our business and hamper growth

x	Suggested it has “strategies” to deal with the closed block, but failed to provide specifics

x	Denigrated the support of one of our largest shareholders and significant distribution partners

x	Provided ammunition for our competitors that could be harmful to our business

x	Made misleading claims about executive compensation that they subsequently modified

x	Proposed nominees who have either no life insurance expertise or no public company board experience

One American Row P.O. Box 5056 Hartford, CT 06102-5056	860 403 5000 Phone www.phoenixwm.com

Who would you rather have as the stewards of your insurance company?

Vote on the BLUE card for your board and for responsible leadership and continued growth.

Thank you for your continued support.

On behalf of the Board of Directors,

Dona D. Young	Peter C. Browning
Chairman, President and Chief Executive Officer	Lead Director and Chair, Executive Committee

Sign, date and return the BLUE proxy card today.

Important!

1.	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed BLUE proxy card. You may also vote via the Internet or by telephone by following the voting instructions on the BLUE proxy card.

2.	Please vote each BLUE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

3.	We urge you NOT to sign any White proxy card sent to you by Oliver Press.

4.	Even if you have sent a White proxy card to Oliver Press, you have every right to change your vote. You may revoke that proxy, and vote as recommended by management by signing, dating and mailing the enclosed BLUE proxy card in the enclosed envelope.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO. at (800) 414-4313.

IMPORTANT INFORMATION REGARDING THE SOLICITATION AND

PARTICIPANTS THEREIN

In connection with our 2008 Annual Meeting, we have filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers are deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed. Our shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at our Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.

FORWARD-LOOKING STATEMENTS

The discussion herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about our future strategies, operations and financial results, as well as other statements including, but not limited to, words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general market and business conditions, interest rates and the debt and equity markets; (ii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in our debt or financial strength ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our Closed Block; (xiv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xv) other legislative or regulatory developments; (xvi) legal or regulatory actions; (xvii) changes in accounting standards; (xviii) the potential effects of the spin-off of our asset management subsidiary on our expense levels, liquidity and third-party relationships; and (xix) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.